                                                                   EXHIBIT 10.16

                                                               EXECUTION VERSION

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                 ----------------------------------------------

                          CREDIT AND SECURITY AGREEMENT

                                  BY AND AMONG

                         PENTASTAR COMMUNICATIONS, INC.,

                         PENTASTAR ACQUISITION CORP. I,

                         PENTASTAR ACQUISITION CORP. II,

                        PENTASTAR ACQUISITION CORP. III,

                         PENTASTAR ACQUISITION CORP. IV,

                         PENTASTAR ACQUISITION CORP. VI,

                            PENTASTAR INTERNET, INC.,

                         PENTASTAR HOLDING CORPORATION,

                          PENTASTAR TELEMARKETING, INC.

                                       AND

                             PENTASTAR CORPORATION,

                                  AS BORROWERS

                                       AND

                           WELLS FARGO BANK WEST, N.A.

                           Dated as of: July 10, 2000

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
Table of Contents

                                                                                                Page
                                                                                                ----
ARTICLE I  Definitions                                                                            1
         Section 1.1       Definitions                                                            1
         Section 1.2       Cross References                                                       8

ARTICLE II  Amount and Terms of the Credit Facility                                               9
         Section 2.1       Advances 9
         Section 2.2       Interest; Default Interest.                                            9
         Section 2.3       Fees                                                                  10
         Section 2.4       Computation of Interest and Fees; When Interest Due and Payable       10
         Section 2.5       Capital Adequacy                                                      10
         Section 2.6       Voluntary Prepayment; Reduction of the Maximum Line; Termination
                           of the Credit Facility by the Borrowers                               11
         Section 2.7       Mandatory Prepayment                                                  11
         Section 2.8       Payment on Non-Banking Days                                           12
         Section 2.9       Use of Proceeds                                                       12
         Section 2.10      Liability Records                                                     12

ARTICLE III  Security Interest; Occupancy; Setoff                                                12
         Section 3.1       Grant of Security Interest                                            12
         Section 3.2       Notification of Account Debtors and Other Obligors                    12
         Section 3.3       Assignment of Insurance                                               13
         Section 3.4       Occupancy                                                             13
         Section 3.5       License                                                               14
         Section 3.6       Setoff                                                                14

ARTICLE IV  Conditions of Lending                                                                14
         Section 4.1       Conditions Precedent to the Initial Advance                           14
         Section 4.2       Conditions Precedent to All Advances                                  15

ARTICLE V  Representations and Warranties                                                        16

         Section 5.1       Corporate Existence and Power; Name; Chief Executive Office;
                           Inventory and Equipment Locations; Tax Identification Number          16
         Section 5.2       Authorization of Borrowing; No Conflict as to Law or Agreements       16
         Section 5.3       Legal Agreements                                                      16
         Section 5.4       Subsidiaries                                                          17
         Section 5.5       Financial Condition; No Adverse Change                                17
         Section 5.6       Litigation                                                            17
         Section 5.7       Regulation U                                                          17
         Section 5.8       Taxes                                                                 17
         Section 5.9       Titles and Liens                                                      17
         Section 5.10      Plans                                                                 18
         Section 5.11      Default                                                               18
         Section 5.12      Environmental Matters                                                 18
         Section 5.13      Submissions to Lender                                                 19
         Section 5.14      Financing Statements                                                  19
         Section 5.15      Rights to Payment                                                     20
         Section 5.16      Financial Solvency                                                    20

                                                                                                Page
                                                                                                ----
ARTICLE VI  Borrowers' Affirmative Covenants                                                     21
         Section 6.1       Reporting Requirements                                                21
         Section 6.2       Books and Records; Inspection and Examination                         24
         Section 6.3       Account Verification                                                  24
         Section 6.4       Compliance with Laws                                                  24
         Section 6.5       Payment of Taxes and Other Claims                                     25
         Section 6.6       Maintenance of Properties                                             25
         Section 6.7       Insurance                                                             25
         Section 6.8       Preservation of Existence                                             26
         Section 6.9       Delivery of Instruments, etc.                                         26
         Section 6.10      Performance by the Lender                                             26
         Section 6.11      Minimum Current Ratio                                                 26
         Section 6.12      Total Leverage Ratio                                                  27

ARTICLE VII  Negative Covenants                                                                  28
         Section 7.1       Liens                                                                 28
         Section 7.2       Indebtedness                                                          29
         Section 7.3       Guaranties                                                            29
         Section 7.4       Investments and Subsidiaries                                          29
         Section 7.5       Dividends                                                             30
         Section 7.6       Sale or Transfer of Assets; Suspension of Business Operations         30
         Section 7.7       Consolidation and Merger; Asset Acquisitions                          30
         Section 7.8       Sale and Leaseback                                                    31
         Section 7.9       Restrictions on Nature of Business                                    31
         Section 7.10      Accounting                                                            31
         Section 7.11      Defined Benefit Pension Plans                                         31
         Section 7.12      Other Defaults                                                        31
         Section 7.13      Place of Business; Name                                               31
         Section 7.14      Organizational Documents                                              31

ARTICLE VIII  Events of Default, Rights and Remedies                                             31
         Section 8.1       Events of Default                                                     31
         Section 8.2       Rights and Remedies                                                   33
         Section 8.3       Certain Notices                                                       34

ARTICLE IX  Miscellaneous                                                                        34
         Section 9.1       No Waiver; Cumulative Remedies                                        34
         Section 9.2       Amendments, Etc.                                                      35
         Section 9.3       Addresses for Notices, Etc.                                           35
         Section 9.4       Further Documents                                                     36
         Section 9.5       Collateral                                                            36
         Section 9.6       Costs and Expenses                                                    36
         Section 9.7       Indemnity                                                             36
         Section 9.8       Participants                                                          37
         Section 9.9       Execution in Counterparts                                             37
         Section 9.10      Binding Effect; Assignment; Complete Agreement; Exchanging
                           Information                                                           37
         Section 9.11      Severability of Provisions                                            38
         Section 9.12      Headings                                                              38
         Section 9.13      Governing Law; Jurisdiction, Venue; Waiver of Jury Trial              38
         Section 9.14      Joint and Several Liability                                           39
         Section 9.15.     Contribution and Indemnification among the Borrowers                  40
         Section 9.16      Agency of the Parent for each other Borrower                          41

                          CREDIT AND SECURITY AGREEMENT

Dated as of July 10, 2000

         PentaStar Communications, Inc., a Delaware corporation, PentaStar Acquisition Corp. I, a Delaware corporation, PentaStar Acquisition Corp. II, a Delaware corporation, PentaStar Acquisition Corp. III, a Delaware corporation, PentaStar Acquisition Corp. IV, a Delaware corporation, PentaStar Acquisition Corp. VI, a Delaware corporation, PentaStar Internet, Inc., a Delaware corporation, PentaStar Holding Corporation, a Delaware corporation, PentaStar Telemarketing, Inc., a Delaware corporation, and PentaStar Corporation, a Colorado corporation (each of the foregoing a "Borrower" and collectively the "Borrowers"), and Wells Fargo Bank West, N.A., a national banking association (the "Lender"), hereby agree as follows:

                                    ARTICLE I

                                  Definitions

(ii1          Section Definitions . For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(ii2

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

                  (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

                  "Accounts" means all of the Borrowers' accounts, as such term is defined in the UCC, including without limitation the aggregate unpaid obligations of customers and other account debtors to any Borrower arising out of the sale or lease of goods or rendition of services by any Borrower on an open account or deferred payment basis.

                  "Advance" has the meaning given in Section 2.1.

                  "Affiliate" or "Affiliates" means any Person controlled by, controlling or under common control with any Borrower, including (without limitation) any Subsidiary of any Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Credit and Security Agreement, as amended, supplemented or restated from time to time.

                  "Auditor" means Arthur Anderson, or another independent accounting firm acceptable to the Borrowers and the Lender.

                  "Banking Day" means a day other than a Saturday, Sunday or other day on which banks are generally not open for business in Denver, Colorado.

                  "Borrowing Base" means at any time the lesser of:

                  (a) the Maximum Line; or

                  (b) subject to change from time to time in the Lender's reasonable discretion, 75% of Eligible Accounts.

                  "Collateral" means all of each Borrower's Equipment, General Intangibles, Inventory, Receivables (including without limitation all Accounts) and Investment Property; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) proceeds of any and all of the foregoing; (iii) in the case of all tangible goods, all accessions; and (iv) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any tangible goods; provided that Collateral shall not include property encumbered by the Merrill Lynch Lien.

                  "Commitment" means the Lender's commitment to make Advances to or for the Borrowers' account pursuant to Article II.

                  "Credit Facility" means the credit facility being made available to the Borrowers by the Lender pursuant to Article II.

                  "Current Ratio" as of a given date means the ratio of the Borrowers' consolidated current assets to the Borrowers' consolidated current liabilities (excluding the outstanding principal balance of the Note and the Merrill Lynch Long Term Debt), each as determined in accordance with GAAP.

                  "Debt" of any Person means all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Debt is to be determined. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

                  "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

                  "Default Rate" means an annual rate equal to three percent (3%) over the otherwise applicable interest rate, which Default Rate shall change when and as such applicable interest rate changes.

                  "EBITDA" for a period means the sum of (i) pretax earnings from continuing operations, (ii) Interest Expense and (iii) depreciation, depletion, and amortization of tangible and intangible assets, before (a) special extraordinary gains and losses and (b) minority interests, in each case for such period, computed and calculated in accordance with GAAP.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Eligible Accounts" means all unpaid Net Accounts, net of any credits, except the following shall not in any event be deemed Eligible
         Accounts:

                           (i) that portion of Accounts (a) relating to which the Account debtor is refusing to pay or is asserting is not due and payable or
                                    (b) subject to a claim of offset or a contra account; provided that no Account or portion thereof shall be excluded by virtue of this clause (i) if such Account or portion thereof has already been discounted due to the reserve for disputed accounts in accordance with the definition of Net Accounts;

                           (ii) that portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by any Borrower to the customer;

                           (iii) accounts due from any United States federal governmental entity or other governmental entity in the United States for which any special procedures must be complied with in order to obtain a valid perfected first priority security interest in such Account, which special procedures have not been complied with;

                           (iv) accounts owed by an account debtor located anywhere outside the United States, including without limitation, any unit of any foreign government;

                           (v) accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

                           (vi) accounts owed by a shareholder, Subsidiary, Affiliate, officer or employee of any Borrower;

                           (vii) accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any lien, security interest or claim in favor of any Person other than the Lender including without limitation any payment or performance bond;

                           (viii) that portion of Accounts that constitutes advertising, finance charges or sales or excise taxes;

                           (ix) that portion of any Accounts with respect to which any Borrower guarantees the repurchase of the inventory or goods giving rise to such Account;

                           (x)      Accounts subject to the Merrill Lynch Lien;

                           (xi) Accounts resulting from or arising out of any acquisition by any Borrower after the date hereof which Accounts have not been (i) audited by the Auditor or any national independent accounting firm within 60 days of the closing of such acquisition, or (ii) if not audited by the Auditor or such national independent accounting firm within such 60 day period, then audited by Lender's internal auditor if Lender so chooses in its reasonable discretion within 30 days of the end of such 60 day period; and

                           (xii) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its reasonable discretion.

                  "Environmental Laws" has the meaning specified in Section
         5.12.

                  "Equipment" means all of the Borrowers' equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, office and record keeping equipment and supplies.

                  "Event of Default" has the meaning specified in Section 8.1.

                  "Funded Debt" means, with respect to any Person or Persons at any date, without duplication, all Debt of such Person or Persons that constitutes (a) all obligations of such Person or Persons for borrowed money, letters of credit (or applications for letters of credit) or other similar instruments, (b) all obligations of such Person or Persons evidenced by bonds, debentures, notes or other similar instruments, excluding any surety or performance bonds, (c) all obligations of such Person or Persons to pay the deferred purchase price of property or services, but only if such deferral is in excess of 90 days, (d) all obligations under capital leases of such Person or Persons, (e) installment payment non-compete agreements for such Person or Persons, and (f) any obligation or guaranty, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of any other Person in any manner, whether directly or indirectly, relating to obligations of such other Person (other than any Borrower with respect to Debt of another Borrower) of the type described in (a) through (e) above.

                  "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.5.

                  "General Intangibles" means all of the Borrowers' general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use any Borrower's name, and the goodwill of the Borrowers' businesses.

                  "Hazardous Substance" has the meaning given in Section 5.12.

                  "Interest Expense" means, for a fiscal year-to-date period, the Borrowers' total gross interest expense during such period (excluding interest income), and shall in any event include, without limitation, (i) interest expensed (whether or not paid) on all Debt,
         (ii) the amortization of debt discounts, (iii) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense, and (iv) the portion of any capitalized lease obligation allocable to interest expense.

                  "Inventory" means all of the Borrowers' inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

                  "Investment Property" means all of the Borrowers' investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

                  "Liens" shall have the meaning set forth in Section 7.1.

                  "Loan Documents" means this Agreement, the Note and the Security Documents.

                  "Maturity Date" means July 31, 2001.

                  "Maximum Line" means $10,000,000.00, unless said amount is reduced pursuant to Section 2.6, in which event it means the amount to which said amount is reduced.

                  "Merrill Lynch Credit Agreement" has the meaning in the definition of "Merrill Lynch Loan Documents".

                  "Merrill Lynch Lien" means the lien in favor of Merrill Lynch Business Financial Services Inc., created pursuant to the Merrill Lynch Loan Documents, in all of the following property and interests in property of PentaStar Corporation: all Accounts, Contract Rights and General Intangibles due from, related to or to be collected from Ameritech Information Systems Inc. ("Ameritech") in connection with the Authorized Distributor Agreement between Ameritech and Telcomm Industries, Inc. ("Telecomm") dated effective January 1, 1999 (the "Authorized Distributor Agreement") and any other distributor agreements between Ameritech and Telecomm (collectively "Distributor Agreements"), which such Distributor Agreements have been or are to be assigned by Telecomm to PentaStar Corporation in connection with PentaStar Corporation's acquisition of some of the assets of Telecomm in July 2000, but only to the extent that such Accounts, Contract Rights and General Intangibles were, on or prior to June 30, 2000, either (i) desginated by Ameritech as "Residual Payments" (which term shall mean both "Residual Payments" as defined in the Authorized Distributor Agreement and any other similar term used by Ameritech in a Distributor Agreement representing the right to the same type of payments as a "Residual Payment" under the Authorized Distributor Agreement) or (ii) represented on the books of PentaStar Corporation as Residual Payments due or earned from Ameritech, together with all books and records (including computer records) directly related thereto and all proceeds thereof; provided that, for the avoidance of doubt, the Merrill Lynch Lien shall not encumber any Accounts, Contract Rights or General Intangibles or any other rights related to or in connection with any "Base Commission" or "Upfront Commission Payment" (as each such term is defined in Exhibit C to the Authorized Distributor Agreement).

                  "Merrill Lynch Long Term Debt" means the debt evidenced by the Merrill Lynch Loan Documents.

                  "Merrill Lynch Loan Documents" means the WCMA REDUCING REVOLVER sm Loan and Security Agreement NO. 613-07E50 dated as of July 17, 2000, between PENTASTAR CORPORATION and MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. (as such agreement exists on July 17, 2000, the "Merrill Lynch Credit Agreement") and all related documents.

                  "Net Accounts" means all of the Borrowers' Accounts, less a reserve for disputed accounts as calculated or adjusted by the Borrowers from time to time and confirmed by the Auditor.

                  "Note" means the Borrowers' revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto, as the same may hereafter be amended, supplemented or restated from time to time, and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time and any note or notes issued in substitution therefor.

                  "Obligations" shall mean all obligations and liabilities of the Borrowers under or in connection with the Loan Documents, now existing or hereafter created, contingent or not, due or not, arising by operation of law or otherwise.

                  "Parent" means PentaStar Communications, Inc.

                  "Permitted Acquisition" means any acquisition made by the Parent, or a wholly owned Subsidiary of the Parent that is or becomes a Borrower under this Agreement, of 100% of the assets or capital stock of a Person operating in the same line of business as the Parent.

                  "Permitted Lien" has the meaning given in Section 7.1.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" means an employee benefit plan or other plan maintained for any Borrower's employees and covered by Title IV of ERISA.

                  "Premises" means all premises where any Borrower conducts its business and has any rights of possession.

                  "Receivables" means each and every right of any Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by any Borrower or by some other person who subsequently transfers such person's interest to any Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which any Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

                  "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

                  "Security Documents" means this Agreement and any other document delivered to the Lender from time to time to secure the Obligations, as the same may hereafter be amended, supplemented or restated from time to time.

                  "Security Interest" has the meaning given in Section 3.1.

                  "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by any Borrower, by any Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

                  "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date any Borrower terminates the Credit Facility, or
         (iii) the date the Lender demands payment of the Obligations (or such Obligations become automatically due and payable) after an Event of Default pursuant to Section 8.2.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 9.13 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

                  Section 1.2 Cross References . All references in this Agreement to Articles, Sections and subsections, shall be to Articles, Sections and subsections of this Agreement unless otherwise explicitly specified.

                                   ARTICLE II

                     Amount and Terms of the Credit Facility

                  Section 2.1 Advances . The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to the Borrowers from time to time from the date all of the conditions set forth in Section 4.1 are satisfied until the Termination Date, on the terms and subject to the conditions herein set forth (the "Advances"). The Lender shall have no obligation to make an Advance if, after giving effect to such requested Advance, the sum of the outstanding and unpaid Advances would exceed the Borrowing Base. The Borrowers' obligation to pay the Advances shall be evidenced by the Note and shall be secured by the Collateral as provided in Article III. Within the limits set forth in this Section 2.1, the Borrowers may borrow, prepay pursuant to
Section 2.6 and reborrow. The Borrowers agree to comply with the following procedures in requesting Advances under this Section 2.1:

                  (a) The Borrowers shall make each request for an Advance to the Lender before 11:00 a.m. (Denver time) of the day of the requested Advance. Requests may be made in writing or by telephone, specifying the date of the requested Advance and the amount thereof. Each request shall be by (i) any officer of the Parent; or (ii) any person designated as the Parent's agent by any officer of the Parent in a writing delivered to the Lender; or (iii) any person whom the Lender reasonably believes to be an officer of the Parent or such a designated agent.

                  (b) Upon fulfillment of the applicable conditions set forth in
         Article IV, the Lender shall disburse the proceeds of the requested Advance by crediting the same to the Parent's demand deposit account maintained with Lender (Account No. 1018234328) unless the Lender and the Borrowers shall agree in writing to another manner of disbursement. Upon the Lender's request, the Parent shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrowers shall repay all Advances even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrowers that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

                  Section 2.2 Interest; Default Interest.

                  (a) INTEREST. Subject to Section 2.2(b), the outstanding principal balance of the Note shall bear interest, and such interest shall be due and payable, as set forth in the Note. All interest due and payable under the Note shall be debited from the Borrowers' account.

                  (b) DEFAULT INTEREST RATE. At any time during which any Default or Event of Default shall have occurred and be continuing, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate.

                  Section 2.3 Fees.

                  (a) ORIGINATION FEE. The Borrowers hereby agree to pay the Lender a fully earned and non-refundable origination fee of $25,000, due and payable upon the execution of this Agreement.

                  (b) UNUSED LINE FEE. For the purposes of this Section 2.3(b), "Unused Amount" means the Maximum Line reduced by outstanding Advances. The Borrowers agree to pay to the Lender an unused line fee at the rate of one quarter of one percent (.25%) per annum on the average daily Unused Amount from the date of this Agreement to and including the Termination Date, due and payable quarterly in arrears on the first day of the quarter and on the Termination Date. All fees due and payable under this Section 2.3(b) shall be debited from the Borrowers' account.

                  (c) AUDIT FEES. The Borrowers hereby agree to pay the Lender or the Auditor, as applicable, on demand, reasonable audit fees in connection with any audits or inspections conducted by the Lender or the Auditor of any Accounts, Collateral or any Borrower's operations or business at the rates established from time to time by the Lender as its audit fees, together with all actual reasonable out-of-pocket costs and expenses incurred in conducting any such audit or inspection.

                  Section 2.4 Computation of Interest and Fees; When Interest Due and Payable . Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days. Interest shall be payable in arrears on the first day of each month and on the Termination Date.

                  Section 2.5 Capital Adequacy . If any Related Lender reasonably determines at any time that its Return has been reduced as a result of any Rule Change, such Related Lender may require the Borrowers to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.5:

                  (a) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

                  (b) "Return," for any period, means the return as determined by such Related Lender on the Advances based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

                  (c) "Rule Change" means any change in any Capital Adequacy Rule occurring after the date of this Agreement, but the term does not include any changes in applicable requirements that at the Closing Date are scheduled to take place under the existing Capital Adequacy Rules or any increases in the capital that any Related Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the financial condition of such Related Lender.

                  (d) "Related Lender" includes (but is not limited to) the Lender, any parent corporation of the Lender and any assignee of any interest of the Lender hereunder and any participant in the loans made hereunder.

Certificates of any Related Lender sent to any Borrower from time to time claiming compensation under this Section 2.5, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Related Lender hereunder to restore its Return, shall be conclusive absent manifest error. In determining such amounts, the Related Lender may use any reasonable averaging and attribution methods.

                  Section 2.6 Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by the Borrowers . Except as otherwise provided herein and subject to all applicable provisions in the Note, the Borrowers may prepay the Advances in whole at any time or in part from time to time. The Borrowers may terminate the Credit Facility in whole (but not in part) at any time and, subject to payment and performance of all the Borrowers' obligations to the Lender (including without limitation all obligations under the Note), may obtain any release or termination of the Security Interest to which the Borrowers are otherwise entitled by law by giving at least 30 days' prior written notice to the Lender of the Borrowers' intention to terminate this Agreement. The Borrowers may not decrease the Maximum Line other than in connection with a prepayment in full of the Advances and termination of the Credit Facility in full, as set forth above.

                  Section 2.7 Mandatory Prepayment . Without notice or demand, if the outstanding principal balance of the Advances shall at any time exceed the Borrowing Base, the Borrowers shall immediately prepay the Advances to the extent necessary to eliminate such excess. Any payment received by the Lender under this

Section 2.7 or under Section 2.6 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

                  Section 2.8 Payment on Non-Banking Days . Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

                  Section 2.9 Use of Proceeds . The Borrowers shall use the proceeds of Advances to finance future acquisitions, purchases of fixed assets and for ordinary working capital purposes.

                  Section 2.10 Liability Records . The Lender may maintain from time to time, at its discretion, liability records as to the Obligations. All entries made on any such record shall be presumed correct until any Borrower establishes the contrary. Upon the Lender's demand, each Borrower will admit and certify in writing the exact principal balance of the Obligations that such Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrowers unless the Borrowers give the Lender specific written notice of exception within 30 days after receipt.

                                   ARTICLE III

                      Security Interest; Occupancy; Setoff

                  Section 3.1 Grant of Security Interest . Each of the Borrowers hereby pledges, assigns and grants to the Lender a security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations.

                  Section 3.2 Notification of Account Debtors and Other Obligors. Upon the occurrence of an Event of Default, the Lender may at any time (whether or not a Default or Event of Default then exists) notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrowers will join in giving such notice if the Lender so requests. At any time after any Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the relevant Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as each Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of each Borrower's mail to any address designated by the Lender, otherwise intercept each Borrower's mail, and receive, open and dispose of each Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for each Borrower's account or forwarding such mail to each Borrower's last known address.

                  Section 3.3 Assignment of Insurance . As additional security for the payment and performance of the Obligations, each of the Borrowers hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrowers with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and each of the Borrowers hereby directs the issuer of any such policy to pay all such monies directly to the Lender. Upon the occurrence of an Event of Default, the Lender may (but need not), in the Lender's name or in any Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

                  Section 3.4 Occupancy .

                  (a) Each Borrower hereby irrevocably grants to the Lender the right to enter and occupy the Premises at any time after the occurrence and during the continuance of an Event of Default.

                  (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

                  (c) The Lender's right to occupy the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Commitment, (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers, and (iii) the termination or cure of such Event of Default giving rise to such right.

                  (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrowers shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrowers will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

                  Section 3.5 License . The Borrowers hereby grant to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of any Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral after the occurrence of a Default or Event of Default.

                  Section 3.6 Setoff . The Borrowers hereby confirm the Lender's rights (and the rights of each other Person holding a participating interest in any Obligations) of banker's lien and setoff and nothing in this Agreement, or any other Loan Document shall be deemed a waiver, limitation or prohibition of such right of banker's lien or setoff.

                                   ARTICLE IV

                              Conditions of Lending

                  Section 4.1 Conditions Precedent to the Initial Advance . The Lender's obligation to make the initial Advance hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

                  (a) This Agreement, properly executed by the Borrowers.

                  (b) The Note, properly executed by the Borrowers.

                  (c) A true and correct copy of any and all leases pursuant to which any Borrower is leasing any Premises at such Borrower's principal place of business as set forth on Schedule 5.1, together with a landlord's disclaimer and consent with respect to the Parent's lease of the Premises located at 1522 Blake Street, Denver, CO.

                  (d) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against any Borrower, (ii) no financing statements or assignments of patents, trademarks or copyrights have been filed and remain in effect against any Borrower except those financing statements and assignments of patents, trademarks or copyrights relating to Permitted Liens or to liens held by Persons who have agreed in writing that upon receipt of proceeds of the Advances, they will deliver UCC releases and/or terminations and releases of such assignments of patents, trademarks or copyrights satisfactory to the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

                  (e) A certificate of each Borrower's Secretary or Assistant Secretary attaching and certifying as to (i) the resolutions of such Borrower's directors and, if required, shareholders, authorizing the execution, delivery and performance of the Loan Documents, (ii) such Borrower's articles of incorporation and bylaws, and (iii) the signatures of such Borrower's officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on such Borrower's behalf.

                  (f) A current certificate issued by the Secretary of State of each Borrower's jurisdiction of incorporation, certifying that each Borrower is in compliance with all applicable organizational requirements of such jurisdiction.

                  (g) Evidence that each Borrower is duly licensed or qualified to transact business in the jurisdictions indicated on Schedule 5.1.

                  (h) An opinion of counsel to the Borrowers, addressed to the Lender and relating to issues as reasonably required by the Lender.

                  (i) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

                  (j) Payment of the fees and commissions due through the date of the initial Advance under Section 2.3 and expenses incurred by the Lender through such date and required to be paid by the Borrowers under
         Section 9.6, including all legal expenses incurred through the date of this Agreement.

                  (k) Copies of the Merrill Lynch Loan Documents and all related documents, in form and substance reasonably satisfactory to the Lender, certified as being true, correct and complete by the Chief Executive Officer or Chief Financial Officer of the Parent.

                  (l) The conditions set forth in Section 4.2 shall have been satisfied.

                  (m) Such other documents as the Lender in its sole discretion may require.

                  Section 4.2 Conditions Precedent to All Advances . The Lender's obligation to make each Advance shall be subject to the further conditions precedent that on such date:

                  (a) the representations and warranties contained in Article V are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

                  (b) no event has occurred and is continuing, or would result from such Advance which constitutes a Default or an Event of Default.

                                    ARTICLE V

                         Representations and Warranties

                  Each Borrower represents and warrants to the Lender as follows:

                  Section 5.1 Corporate Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Tax Identification Number . Each Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the state of its incorporation as set forth on
Schedule 5.1 and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. Each Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its existence, each Borrower has done business solely under the names set forth in Schedule 5.1 hereto. Each Borrower's chief executive office and principal place of business is located at the address set forth in Schedule 5.1 hereto, and all of each Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations set forth in Schedule 5.1 hereto. Each Borrower's tax identification number is correctly set forth in Schedule 5.1 hereto.

                  Section 5.2 Authorization of Borrowing; No Conflict as to Law or Agreements . The execution, delivery and performance by each Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of any Borrower's stockholders; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to any Borrower or of any Borrower's articles of incorporation or bylaws; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by any Borrower.

                  Section 5.3 Legal Agreements . This Agreement constitutes and, upon due execution by each Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms.

                  Section 5.4 Subsidiaries . Except as set forth in Schedule 5.4, no Borrower has any Subsidiaries.

                  Section 5.5 Financial Condition; No Adverse Change . The Parent has heretofore furnished to the Lender audited financial statements of the Parent for its fiscal year ended December 31, 1999 and unaudited financial statements of the Parent for the fiscal year-to-date period ended March 31, 2000, and those statements fairly present the Parent's financial condition on a consolidated basis on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the Borrowers' business, properties or condition (financial or otherwise).

                  Section 5.6 Litigation . There are no actions, suits or proceedings pending or, to any Borrower's knowledge, threatened against or affecting the Borrowers or the properties of the Borrowers before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrowers, would have a material adverse effect on the financial condition, properties or operations of the Borrowers.

                  Section 5.7 Regulation U . No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  Section 5.8 Taxes . Each Borrower has paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by it. Each Borrower has filed all federal, state and local tax returns which to the knowledge of the officers of any Borrower are required to be filed, and each Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

                  Section 5.9 Titles and Liens . Each Borrower has good and absolute title to all Collateral described in the collateral reports provided to the Lender and all other Collateral, properties and assets reflected in the latest financial statements referred to in Section 5.5 and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances, except for Permitted Liens. No financing statement naming any Borrower as debtor is on file in any office except to perfect only Permitted Liens.

                  Section 5.10 Plans . Except as disclosed to the Lender in writing prior to the date hereof, no Borrower nor any of its Affiliates maintains or has maintained or has contributed to any Plan or any "multi-employer plan" as defined in ERISA. No Borrower nor any Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. No Borrower nor any of its Affiliates has:

                  (a) Any accumulated funding deficiency within the meaning of ERISA; or

                  (b) Any liability or knows of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).

                  Section 5.11 Default . Each Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could reasonably be expected to have a material adverse effect on the Borrowers' financial condition, properties or operations.

                  Section 5.12 Environmental Matters .

                  (a) Definitions. As used in this Agreement, the following terms shall have the following meanings:

                           (i) "Environmental Law" means any federal, state,
                  local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

                           (ii) "Hazardous Substances" means pollutants,
                  contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

                  (b) To each Borrower's best knowledge, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any liability or obligation for any Borrower or the Lender under common law of any jurisdiction or under any Environmental Law, and no Borrower has any knowledge that any Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such liability.

                  (c) To each Borrower's best knowledge, no Borrower has disposed of Hazardous Substances in such a manner as to create any liability under any Environmental Law.

                  (d) To each Borrower's knowledge, there are not and there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises or any Borrower, alleging liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To each Borrower's best knowledge, no such matter is threatened or impending.

                  (e) To each Borrower's best knowledge, each Borrower's businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the relevant Borrower's possession and are in full force and effect. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

                  (f) To each Borrower's best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

                  (g) Each Borrower has delivered to Lender all environmental assessments, audits, reports, permits, licenses and other documents of which such Borrower is aware describing or relating in any way to the Premises or such Borrower's businesses.

                  Section 5.13 Submissions to Lender . All financial and other information provided to the Lender by or on behalf of the Borrowers in connection with the Borrowers' request for the Credit Facility contemplated hereby is true and correct in all material respects and, as to projections, valuations or pro forma financial statements, presents a good faith opinion as to such projections, valuations and pro forma condition and results.

                  Section 5.14 Financing Statements . Each Borrower has provided to the Lender signed financing statements sufficient when filed to perfect the Security Interest created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in the Collateral that is capable of being perfected by filing financing statements. None of the Collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

                  Section 5.15 Rights to Payment . Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral covered by the Security Documents is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, and to the best knowledge of each Borrower, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in any Borrower's records pertaining thereto as being obligated to pay such obligation.

                  Section 5.16 Financial Solvency . Both before and after giving effect to the transactions contemplated in the Loan Documents, no Borrower:

                  (a) was or will be insolvent, as that term is used and defined in Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act;

                  (b) has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of any Borrower or such Affiliate are unreasonably small;

                  (c) by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature;

                  (d) by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and

                  (e) at this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law any jurisdiction, nor, to the best knowledge of each Borrower, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.

                  Section 5.17 Acquisitions. All of any Borrower's acquisitions of all or substantially of the assets or stock of another entity since the formation of such Borrower are as set forth on Schedule 5.17. Each of such entities acquired in a stock acquisition, as set forth on Schedule 5.17, was acquired by the relevant Borrower, was merged into such Borrower and no longer exists as a legal entity.

                  Section 5.18 Merrill Lynch Loan Documents. Neither Parent nor PentaStar Corporation recognizes, for GAAP reporting purposes, revenues on payments from, or rights to, the Residual Pool (as defined in the Merril Lynch Credit Agreement) until such revenues have been received from Ameritech. Neither Parent nor PentaStar Corporation does or will account for such Residual Pool receivables or rights on its balance sheet as Accounts or Receivables. No Borrower (i) has any account with, (ii) has given, or has instructed any other person to give, any cash, credit, deposits, accounts, financial assets, investment property, securities or any other property of any Borrower to, or
(iii) is aware that any such cash, credit, deposits, accounts, financial assets, investment property, securities or any other property of any Borrower is in transit to or in the possession, custody or control of, MLBFS, MLPF&S or any agent, bailee, or affiliate of MLBFS or MLPF&S (as such terms are defined in the Merrill Lynch Credit Agreement), other than the establishment of the WCMA Account (as defined in the Merrill Lynch Credit Agreement) in existence on the date hereof and any payments to such WCMA Account that are permitted by Section
6.14 hereof. The only service that any Borrower has applied for in connection with such WCMA Account is the "WCMA Commercial Line of Credit," as described in the WCMA Agreement (which term is defined in the Merrill Lynch Credit Agreement), applied for by PentaStar Corporation. For the avoidance of doubt, no Borrower has established or has any "Securities Account", as described in such WCMA Agreement.

                                   ARTICLE VI

                        Borrowers' Affirmative Covenants

                  So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, each Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

                  Section 6.1 Reporting Requirements . Parent will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

                  (a) as soon as available, and in any event before the earlier of (i) 90 days after the end of each fiscal year of the Parent and (ii) the date of the filing of the Parent's Annual Report on Form 10-K with the Securities and Exchange Commission, Parent's audited financial statements with the unqualified opinion of independent certified public accountants selected by the Parent and reasonably acceptable to the Lender, which annual financial statements shall include Parent's balance sheet as at the end of such fiscal year and the related statements of Parent's income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidated basis, and, if Lender so requests in writing, on a consolidating basis, to include all Subsidiaries of the Parent, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder; and (iii) a certificate (substantially in the form of Exhibit B hereto) from Parent's chief financial officer stating that such financial statements have been prepared in accordance with GAAP (or how such financial statements vary from GAAP) and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto, together with all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Parent is in compliance with the requirements set forth in Sections 6.11 and 6.12, with all such details and calculations as the Lender may require in connection therewith.

                  (b) as soon as available, and in any event before the earlier of (i) 45 days after the end of each quarter (except the last quarter) of the Parent and (ii) the date of the filing of the Parent's 10-Q with the Securities and Exchange Commission, the Parent's unaudited financial statements, which quarterly financial statements shall include the Parent's balance sheet as at the end of such quarter and the related statements of Parent's income, retained earnings and cash flows for the quarter then ended, prepared on a consolidated basis, and, if Lender so requests in writing, on a consolidating basis, to include all Subsidiaries of Parent, all in reasonable detail and prepared in accordance with GAAP, together with a certificate (substantially in the form of Exhibit B hereto) from Parent's chief financial officer stating that such financial statements have been prepared in accordance with GAAP (or how such financial statements vary from GAAP) and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto, together with all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Parent is in compliance with the requirements set forth in Sections
         6.11 and 6.12, with all such details and calculations as the Lender may require in connection therewith;

                  (c) as soon as available and in any event within 30 days after the end of each month, an unaudited/internal balance sheet and statements of income and retained earnings of the Parent as at the end of and for such month and for the year to date period then ended, prepared on a consolidated basis, and, if Lender so requests in writing, on a consolidating basis, in reasonable detail and, beginning in November 2000, stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments;

                  (d) within 30 days after the end of each month or more frequently if the Lender so requires, agings of the Parent's consolidated Receivables (broken down by Borrower) and a calculation of each Borrower's Accounts, Net Accounts and Eligible Accounts as at the end of such month or shorter time period;

                  (e) at least 30 days before the beginning of each fiscal year of the Parent, the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the Parent's good faith projections and certified by the Parent's chief financial officer as being the most accurate projections available and identical to the projections used by the Parent for internal planning purposes, together with such supporting schedules and information as the Lender may in its reasonable discretion require;

                  (f) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting any Borrower of the type described in Section 5.12 or which seek a monetary recovery against any Borrower in excess of $100,000;

                  (g) as promptly as practicable (but in any event not later than five business days) after an officer of any Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Parent of the steps being taken by the Parent to cure the effect of such breach, default or event;

                  (h) as soon as possible and in any event within 30 days after any Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the Parent's chief financial officer setting forth details as to such Reportable Event and the action which the Parent proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

                  (i) as soon as possible, and in any event within 10 days after any Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of the Parent's chief financial officer setting forth details as to such failure and the action which the Parent proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

                  (j) promptly upon knowledge thereof, notice of (i) any disputes or claims by any Borrower's customers exceeding $100,000 individually or $500,000 in the aggregate during any fiscal year, (ii) any change in the persons constituting the Parent's Chief Executive Officer or Chief Operating Officer or (iii) either Craig Zoellner or Richard Tyler ceasing to be on the Parent's board of directors or submitting a letter of resignation therefrom;

                  (k) promptly upon any Borrower's knowledge thereof, notice of any material loss of or material damage to any material item of Collateral or of any substantial adverse change in any material item of Collateral or the prospect of payment of any material Receivable;

                  (l) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Parent shall have sent to its stockholders;

                  (m) promptly after the sending or filing thereof, copies of all regular and periodic reports which the Parent shall file with the Securities and Exchange Commission or any national securities exchange;

                  (n) promptly upon any Borrower's knowledge thereof, notice of any Borrower's violation of any law, rule or regulation, the non-compliance with which could reasonably be expected to materially and adversely affect the Borrowers' business or its financial condition; and

                  (o) a monthly updated Borrowing Base reconciliation report.

                  Section 6.2 Books and Records; Inspection and Examination . Each Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to such Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrowers at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrowers, and to discuss the Borrowers' affairs with any of the Borrowers' directors, officers, employees or agents. The Borrowers will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral or any other property of any Borrower at any time during ordinary business hours. Without limiting the generality of the foregoing, Borrowers shall cooperate with the Auditor in connection with the Auditor's audits of the Borrowers' Accounts from time to time.

                  Section 6.3 Account Verification . The Lender may at any time and from time to time send or require the Borrowers to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

                  Section 6.4 Compliance with Laws .

                  (a) Each Borrower will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect the Borrowers' business or the Borrowers' financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

                  (b) Without limiting the foregoing undertakings, each Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any liability or obligation under the common law of any jurisdiction or any Environmental Law.

                  Section 6.5 Payment of Taxes and Other Claims . Each Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of any Borrower; provided, that no Borrower shall be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings diligently pursued and for which proper reserves have been made in accordance with GAAP and so long as no Lien shall result therefrom.

                  Section 6.6 Maintenance of Properties .

                  (a) Each Borrower will keep and maintain the Collateral and all of its other properties necessary or useful in its business in reasonably good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this
         Section 6.6 shall prevent any Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is desirable in the conduct of the Borrowers' businesses and not disadvantageous in any material respect to the Lender.

                  (b) Each Borrower will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.

                  (c) Each Borrower will keep all Collateral free and clear of all Liens except Permitted Liens.

                  Section 6.7 Insurance . Each Borrower will obtain and at all times maintain insurance with insurers believed by the Borrowers to be responsible and reputable, in such amounts and against such risks as may from time to time reasonably be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrowers operate. Without limiting the generality of the foregoing, each Borrower will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit reasonably acceptable to the Lender. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

                  Section 6.8 Preservation of Existence . Each Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

                  Section 6.9 Delivery of Instruments, etc. Upon request by the Lender, each Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by the Borrowers.

                  Section 6.10 Performance by the Lender . If any Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives any Borrower written notice thereof (or in the case of the agreements contained in Sections 6.5and 6.7, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrowers (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrowers shall thereupon pay to the Lender on demand the amount of all monies expended and all reasonable costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the then current rate of interest applicable to the Note. To facilitate the Lender's performance or observance of such covenants of the Borrowers, the Borrowers hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as the Borrowers' attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrowers any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrowers under this Section 6.10.

                  Section 6.11 Minimum Current Ratio . Parent will maintain its Current Ratio on a consolidated basis, determined as at the end of each quarter, at or above 1.5 to 1.00.

                  Section 6.12 Total Leverage Ratio . The Parent shall not permit the Total Leverage Ratio, determined quarterly, to exceed 1.5. For this purpose, "Total Leverage Ratio" means, on any date of determination, the ratio of (a) Parent's consolidated total Funded Debt on such date (excluding the Merrill Lynch Long Term Debt) to (b) Parent's consolidated EBITDA for the most recently completed four fiscal quarters, provided that for purposes of this calculation, EBITDA (i) shall be calculated as if all assets acquired (including without limitation acquisitions of stock) on any date during the twelve month period of determination were acquired on the first day in such twelve month period of determination, and all assets sold (including without limitation dispositions of stock) on any date during the twelve month period of determination were sold on the first day in such twelve month period of determination, in each case with costs adjusted to the levels that any Borrower will incur, and (ii) shall include corporate overhead annualized based on the level incurred in the most recent quarter.

                  Section 6.13 Lien Releases. The Borrowers shall, within 30 days of the date hereof, cause to be terminated all Liens and all financial statements that do not constitute or represent Liens permitted by Section 7.1.

                  Section 6.14 Merrill Lynch Loan Documents. (a) Each Borrower agrees that no Borrower (i) will establish or permit to exist any account with,
(ii) will give, or will instruct any other person to give, any cash, credit, deposits, accounts, financial assets, investment property, securities or any other property of any Borrower to, or (iii) will permit any such cash, credit, deposits, accounts, financial assets, investment property, securities or any other property of any Borrower to be in transit to or in the possession, custody or control of, MLBFS, MLPF&S or any agent, bailee, or affiliate of MLBFS or MLPF&S (as such terms are defined in the Merrill Lynch Credit Agreement), other than the establishment of the WCMA Account (as defined in the Merrill Lynch Credit Agreement) in existence on the date hereof and any payments to such WCMA Account that are permitted by clause (b) of this Section 6.14.

                  (b) PentaStar Corporation further agrees that it shall not pay any amounts under or pursuant to the Merrill Lynch Credit Agreement, including without limitation any payments into the WCMA Account, except for regularly scheduled payments of principal and interest thereunder pursuant to Section 3.5 and 3.6 thereof and fees, costs and expenses specifically required to be paid thereunder. PentaStar Corporation shall not prepay any amounts under the Merrill Lynch Credit Agreement (including without limitation pursuant to Section 3.11 thereof) nor request Subsequent WCMA Loans (as defined in the Merrill Lynch Credit Agreement) unless in either case (i) the Lender has given its prior written consent thereto or (ii) the outstanding balance of this Credit Facility at the time of such prepayment or request is zero and no request for an Advance hereunder is currently pending (other than such Subsequent WCMA Loans made automatically to pay accrued interest in accordance with the terms of the Merrill Lynch Credit Agreement).

                  (c) PentaStar Corporation further agrees that, upon written request of Lender, it shall provide the Lender with (i) copies of all information relating to the Residual Pool that it has provided to Merrill Lynch Business Financial Services Inc. pursuant to Section 4.2(a)(iii) of the Merrill Lynch Credit Agreement and (ii) notice of any additional contribution of collateral to Merrill Lunch Business Financial Services Inc. pursuant to Section 4.3(i)(ii) of the Merrill Lynch Credit Agreement.

                  (d) Other than the WCMA Commercial Line of Credit referred to in Section 5.18, which is evidenced by the Merrill Lynch Loan Documents, no Borrower will apply for or establish any other financial service or other arrangement with MLBFS or MLPF&S (as such terms are defined in the Merrill Lynch Credit Agreement) or any affiliate thereof.

                  Section 6.15 Lock Box Arrangement. Upon request of the Lender, Borrowers agree that they shall enter into a lockbox arrangement with Lender in accordance with Lenders' customary procedures and documentation, in a manner acceptable to the Lender.

                                   ARTICLE VII

                               Negative Covenants

                  So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, each Borrower agrees that, without the Lender's prior written consent:

                  Section 7.1 Liens . No Borrower will create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets (collectively, "Liens"), now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

                  (a) in the case of any Borrower's property which is not Collateral, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrowers' businesses or operations as presently conducted;

                  (b) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in
         Schedule 7.1 hereto, securing indebtedness for borrowed money permitted under Section 7.2;

                  (c) the Security Interest and liens and security interests created by the Security Documents;

                  (d) the Merrill Lynch Lien; and

                  (e) purchase money security interests relating to the acquisition of machinery and equipment of the Borrower not exceeding the lesser of cost or fair market value thereof, not exceeding $100,000 in the aggregate during the period beginning on the date hereof until payment in full of the Obligations and so long as no Default or Event of Default is then in existence and none would exist immediately after such acquisition.

                  Section 7.2 Indebtedness . No Borrower will incur, create, assume or permit to exist any Debt, except:

                  (a) indebtedness arising hereunder;

                  (b) indebtedness of any Borrower in existence on the date hereof, as described in, and in amounts no greater than as listed in,
         Schedule 7.2 hereto;

                  (c) the Merrill Lynch Long Term Debt; and

                  (d) indebtedness relating to liens permitted in accordance with Section 7.1(d).

                  Section 7.3 Guaranties . No Borrower will assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

                  (a) the endorsement of negotiable instruments by any Borrower for deposit or collection or similar transactions in the ordinary course of business; and

                  (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 7.2 hereto.

                  Section 7.4 Investments and Subsidiaries .

                  (a) No Borrower will purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except:

                           (i) investments in direct obligations of the United
                  States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation); and

                           (ii) investments constituting "Permitted
                  Acquisitions" permitted by Section 7.7.

                           (iii) investments made by the Parent, or a wholly
                  owned Subsidiary of the Parent that is or becomes a Borrower under this Agreement, in Persons operating in the same line of business as the Parent, the sum of which investments in the aggregate for all Borrowers does not exceed $500,000 at any time outstanding.

                  (b) No Borrower will create or permit to exist any Subsidiary other than (i) the Subsidiaries in existence on the date hereof and listed on Schedule 5.4 and (ii) Subsidiaries constituting "Permitted Acquisitions" permitted by Section 7.7.

                  Section 7.5 Dividends . Except as set forth below, no Borrower will declare or pay any dividends (other than dividends payable solely in such Borrower's capital stock) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly.

                  Section 7.6 Sale or Transfer of Assets; Suspension of Business Operations . No Borrower will sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. No Borrower will in any manner transfer any property without prior or present receipt of full and adequate consideration.

                  Section 7.7 Consolidation and Merger; Asset Acquisitions . No Borrower will consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire all or substantially all the assets of any other Person except with Lender's prior written approval, except that (a) the Parent may consummate Permitted Acquisitions so long as in each case (1) there exists no Default or Event of Default both before and after giving effect to any such acquisition, (2) the Lender shall have received prior written notice thereof and (3) the Parent shall have confirmed in writing to the Lender that
(I) the proposed acquisition conforms to the definition of Permitted Acquisition and (II) the Parent's projections made in good faith after giving effect to the proposed acquisition evidence pro forma compliance with the terms of Sections
6.11 and 6.12 and (b) any Borrower may merge with and into the Parent so long as the Parent is the surviving entity.

                  Section 7.8 Sale and Leaseback . No Borrower will enter into any arrangement, directly or indirectly, with any other Person whereby any Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which such Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

                  Section 7.9 Restrictions on Nature of Business . No Borrower will engage in any line of business materially different from that presently engaged in by the Borrowers and will not purchase, lease or otherwise acquire assets not related to its business.

                  Section 7.10 Accounting . No Borrower will adopt any material change in accounting principles other than as required by GAAP. No Borrower will adopt, permit or consent to any change in its fiscal year.

                  Section 7.11 Defined Benefit Pension Plans . No Borrower will adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 5.10.

                  Section 7.12 Other Defaults . No Borrower will permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon any Borrower except for any such breach, default or event of default which would not reasonably be expected to have a material adverse effect on the Borrowers' business or the Borrowers' financial condition.

                  Section 7.13 Place of Business; Name . No Borrower will transfer its chief executive office or principal place of business. No Borrower will move, relocate, close or sell any other material business location without providing Lender prior written notice thereof. No Borrower will permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. No Borrower will change its name.

                  Section 7.14 Organizational Documents . No Borrower will amend its certificate of incorporation, articles of incorporation or bylaws.

                                  ARTICLE VIII

                     Events of Default, Rights and Remedies

                  Section 8.1 Events of Default . "Event of Default", wherever used herein, means any one of the following events:

                  (a) default in the payment of the Obligations when they become due and payable;

                  (b) default in the payment of any fees, commissions, costs or expenses required to be paid by any Borrower under this Agreement;

                  (c) default in the performance, or breach, of any covenant or agreement of any Borrower contained in this Agreement;

                  (d) any Borrower shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or any Borrower shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of any Borrower, as the case may be; or any Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against any Borrower; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of any Borrower;

                  (e) a petition shall be filed by or against any Borrower under the United States Bankruptcy Code naming any Borrower as debtor;

                  (f) any representation or warranty made by any Borrower in this Agreement, or by any Borrower (or any of its officers) in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective;

                  (g) the rendering against any Borrower of a final judgment, decree or order for the payment of money in excess of $100,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

                  (h) any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to any Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or any Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or any Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a Lien on any Borrower's assets in favor of the Plan;

                  (i) an event of default shall occur under any Security Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing the obligations of any Borrower hereunder or under the Note;

                  (j) any Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets (except for a sale or transfer of such assets to the Parent), without the Lender's prior written consent;

                  (k) any Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings diligently pursued and for which it shall have set aside on its books adequate reserves therefor in accordance with GAAP, provided that no Lien shall result therefrom) or notice of any state or federal tax liens shall be filed or issued against such Borrower's property;

                  (l) default in the payment of any amount owed by any Borrower to the Lender other than any indebtedness arising hereunder; or

                  (m) Bace Investment LLC shall sell more than 50% of the stock it owns in the Parent as of the date hereof (such stock on the date hereof consisting of 1,674,800 shares of stock representing 33% of the issued and outstanding shares of stock of the Parent immediately prior to the acquisition by PentaStar Corporation of Telecomm Industries, Inc.), provided that in no event shall Bace Investment LLC cease to be the largest shareholder of the Parent.

                  Section 8.2 Rights and Remedies . Upon the occurrence and during the continuance of an Event of Default, the Lender may exercise any or all of the following rights and remedies:

                  (a) the Lender may, by notice to Parent, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

                  (b) the Lender may, by notice to Parent, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrowers hereby expressly waive;

                  (c) the Lender may, without notice to any Borrower and without further action, apply any and all money owing by the Lender to the Borrowers to the payment of the Obligations;

                  (d) the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrowers hereby expressly waive) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrowers will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

                  (e) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

                  (f) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsections (d) or (e) of Section 8.1, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

                  Section 8.3 Certain Notices . If notice to any Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9.3) at least ten calendar days before the date of intended disposition or other action.

                                   ARTICLE IX

                                  Miscellaneous

                  Section 9.1 No Waiver; Cumulative Remedies . No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

                  Section 9.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.

                  Section 9.3 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail,
(c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below:

                  If to any Borrower:

                  C/o PentaStar Communications, Inc.
                  1522 Blake Street, Denver, CO 80202
                  Telecopier:  303-825-4402
                  Telephone:  303-825-4400
                  Attn:  David L. Dunham

                  If to the Lender:

                  Wells Fargo Bank West, N.A.
                  1740 Broadway
                  Denver, Colorado  80274
                  MAC #C7301-031
                  Telecopier:  303/863-6670
                  Attention:  Lynn N. Hout

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender.

                  Section 9.4 Further Documents . Each Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that any Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

                  Section 9.5 Collateral . The Lender shall not be obligated to preserve any rights any Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application, except as required by law.

                  Section 9.6 Costs and Expenses . The Borrowers agree to pay on demand all costs and expenses, including (without limitation) reasonable attorneys' fees, incurred by the Lender in connection with the Obligations, the Loan Documents, and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

                  Section 9.7 Indemnity . In addition to the payment of expenses pursuant to Section 9.6, the Borrowers shall indemnify and hold harmless the Lender and persons or entities owned or controlled by or affiliated with the Lender and its directors, officers, shareholders, partners, employees, consultants and agents (herein individually called an "Indemnified Party," and collectively called "Indemnified Parties") from and against, and reimburse and pay Indemnified Parties with respect to, any and all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, fees, costs and expenses (including, without limitation, reasonable attorneys' fees, court costs and legal expenses and reasonable consultants' and experts' fees and expenses), of any and every kind or character, known or unknown, fixed or contingent, that may be imposed upon, asserted against or incurred or paid by or on behalf of any Indemnified Party on account of, in connection with, or arising out of (a) any act performed or omitted to be performed by any Borrower hereunder or the breach by any Borrower of, or failure by any Borrower to perform any, warranty, representation, indemnity, covenant, agreement or condition contained in any of the Loan Documents, (b) any transaction, act, omission, event or circumstance arising out of or in any way connected with the Collateral or any Borrower's performance or obligation under any of the Loan Documents (to the extent not arising out of any gross negligence or wilful misconduct of Lender),
(c) any Borrower's violation of or failure to comply with any statute, law, rule, regulation or order now existing or hereafter occurring, including, without limitation, environmental laws and statutes, laws, rules, regulations and orders relating to pollutants, contaminants, wastes or hazardous, dangerous or toxic substances, and (d) any Borrower's failure to pay any expense associated with the Credit Facility. Any amount to be paid hereunder by any Borrower to the Lender or for which any Borrower has indemnified an Indemnified Party shall be a demand obligation owing by the Borrowers to the Lender and shall bear interest at the Default Rate until paid, and shall constitute a part of the Obligations and be indebtedness secured and evidenced by the Loan Documents. If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrowers, or counsel designated by the Borrowers and reasonably satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner reasonably directed by the Indemnitee, at the Borrowers' sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrowers shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrowers' obligation under this Section 9.7 shall survive the termination of this Agreement, any foreclosure of the liens and security interests created by the Loan Documents or conveyance in lieu of foreclosure, the repayment and performance of the Loan, the discharge of the Borrowers' other obligations hereunder and the discharge and release of the liens and security interest created by the other Loan Documents.

                  Section 9.8 Participants . The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

                  Section 9.9 Execution in Counterparts . This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

                  Section 9.10 Binding Effect; Assignment; Complete Agreement; Exchanging Information . The Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding the Borrowers and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender and all direct and indirect subsidiaries of Lender may exchange any and all information they may have in their possession regarding the Borrowers and its Affiliates, and the Borrowers waive any right of confidentiality it may have with respect to such exchange of such information.

                  Section 9.11 Severability of Provisions . Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

                  Section 9.12 Headings . Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  Section 9.13 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial .

                  (a) The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado.

                  (b) Except for "Core Proceedings" under the United States Bankruptcy Code, Lender and Borrowers agree to submit to binding arbitration all claims, disputes and controversies between or among them, whether in tort, contract or otherwise (and their respective employees, officers, directors, attorneys and other agents) arising out of or relating in any way to the Credit Facility or the Loan Documents or the negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination thereof. Any arbitration proceeding will (i) be conducted in Denver, Colorado, (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), and (iii) be conducted in accordance with the Commercial Arbitration rules of the American Arbitration Association ("AAA"). The arbitration requirement does not limit the right of any party to (1) foreclose against any collateral, (2) exercise self-help remedies relating to any collateral or the proceeds thereof such as setoff or repossession, or (3) obtain provisional ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before, during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of either party to submit any dispute to arbitration, including those arising from the exercise of the actions detailed in clauses (1), (2) or (3) above. Any arbitration proceeding will be before a single arbitrator selected according to the Commercial Arbitration Rules of the AAA. The arbitrator will be a neutral attorney who has practiced in the area of commercial law for a minimum of 10 years. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

                  (c) In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.

                  (d) In any arbitration proceeding, discovery will be permitted and will be governed by Colorado Rules of Civil Procedure. All discovery must be completed no later than 20 days before the hearing date and within 180 days of the commencement of arbitration proceedings. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

                  (e) The arbitrator shall award costs and expenses of the arbitration proceeding in accordance with the provisions of the Loan Documents.

                  (f) THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

                  Section 9.14 Joint and Several Liability . (a) Each Borrower shall be liable for all amounts due to the Lender under this Agreement, regardless of which Borrower actually receives loans or other extensions of credit hereunder or the amount of such loans received or the manner in which the Lender accounts for such loans or other extensions of credit on its books and records. Each Borrower's Obligations with respect to loans made to it, and each Borrower's Obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to loans made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of such Borrower.

                  (b) Each Borrower's Obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to loans or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (ii) the absence of any attempt to collect the Obligations from the other Borrowers, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Lender with respect to any provision of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to the Lender, (iv) the failure by the Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of the other Borrowers, (v) the Lender's election, in any proceeding instituted under the

Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the other Borrowers, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Lender's claim(s) for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of the other Borrowers. With respect to each Borrower's obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to loans or other extensions of credit made to any other Borrower hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Lender now has or may hereafter have against the other Borrowers, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Lender to secure payment of the Obligations or any other liability of the other Borrowers to the Lender.

                  (c) Upon any Event of Default, the Lender may proceed directly and at once, without notice, against each Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Lender shall be under no obligation to marshal any assets in favor of such Borrower or against or in payment of any or all of the Obligations.

                  Section 9.15. Contribution and Indemnification among the Borrowers . Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Advances made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's "Allocable Amount" (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the "Allocable Amount" of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower "insolvent" within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (ii) leaving such Borrower with unreasonably small capital or assets, within the meaning of
Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this Section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

                  Section 9.16 Agency of the Parent for each other Borrower . Each Borrower (other than the Parent) appoints the Parent as its agent for all purposes relevant to this Agreement, including the giving and receipt of notices and execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all of the Borrowers or acting singly, shall be valid and effective if given or taken only by the Parent, whether or not any of the other Borrowers joins therein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

WELLS FARGO BANK WEST, N.A.

By /s/ Lynn Hout
  -------------------------------
Name: Lynn Hout
     ----------------------------

Its Vice President
    -----------------------------

PENTASTAR COMMUNICATIONS, INC.

By /s/ David L. Dunham
  -------------------------------
Name: David L. Dunham
     ----------------------------
Its  Chief Financial Officer
     -----------------------------

PENTASTAR ACQUISITION CORP. I

By /s/ David L. Dunham
  -------------------------------
Name: David L. Dunham
     ----------------------------
Its  Chief Financial Officer
     -----------------------------

PENTASTAR ACQUISITION CORP. II

By /s/ David L. Dunham
  -------------------------------
Name: David L. Dunham
     ----------------------------
Its  Chief Financial Officer
     -----------------------------

PENTASTAR ACQUISITION CORP. III

By /s/ David L. Dunham
  -------------------------------
Name: David L. Dunham
     ----------------------------
Its  Chief Financial Officer
     -----------------------------

PENTASTAR ACQUISITION CORP. IV

By /s/ David L. Dunham
  -------------------------------
Name: David L. Dunham
     ----------------------------
Its  Chief Financial Officer
     -----------------------------

PENTASTAR ACQUISITION CORP. VI

By /s/ David L. Dunham
  -------------------------------
Name: David L. Dunham
     ----------------------------
Its  Chief Financial Officer
     -----------------------------

PENTASTAR INTERNET, INC.

By /s/ David L. Dunham
  -------------------------------
Name: David L. Dunham
     ----------------------------
Its  Chief Financial Officer
     -----------------------------

PENTASTAR HOLDING CORPORATION

By /s/ David L. Dunham
  -------------------------------
Name: David L. Dunham
     ----------------------------
Its  Chief Financial Officer
     -----------------------------

PENTASTAR TELEMARKETING, INC.

By /s/ David L. Dunham
  -------------------------------
Name: David L. Dunham
     ----------------------------
Its  Chief Financial Officer
     -----------------------------

PENTASTAR CORPORATION

By /s/ David L. Dunham
  -------------------------------
Name: David L. Dunham
     ----------------------------
Its  Chief Financial Officer
     -----------------------------

                       Table of Exhibits and Schedules

            Exhibit A                 Form of Note

            Exhibit B                 Compliance Certificate

                               -------------------

            Schedule 5.1 Trade Names, Chief Executive Office, Principal Place of Business, and Locations of Collateral

            Schedule 5.4              Existing Subsidiaries

            Schedule 5.17             Recent Acquisitions

            Schedule 7.1              Permitted Liens

            Schedule 7.2              Permitted Indebtedness and Guaranties

                             Exhibit A to Credit and
                               Security Agreement

         NOTE

                                 [SEE ATTACHED]

                                 PROMISSORY NOTE



$10,000,000.00                                              July 10, 2000



         FOR VALUE RECEIVED EACH OF PENTASTAR COMMUNICATIONS, INC., PENTASTAR ACQUISITION CORP. I, PENTASTAR ACQUISITION CORP. II, PENTASTAR ACQUISITION CORP. III, PENTASTAR ACQUISITION CORP. IV, PENTASTAR ACQUISITION CORP. VI, PENTASTAR INTERNET, INC., PENTASTAR HOLDING CORPORATION, PENTASTAR TELEMARKETING, INC. (each a Delaware corporation) and PENTASTAR CORPORATION, (a Colorado corporation) (collectively, the "Maker"), promises to pay to the order of WELLS FARGO BANK WEST, N.A. (the "Bank"), or its order, on or before July 31, 2001, the principal sum of TEN MILLION DOLLARS ($10,000,000.00) or so much as may be advanced and outstanding from time to time (the "Principal Amount") pursuant to the Credit and Security Agreement of even date herewith between Bank and Maker (as it may be amended, restated or supplemented from time to time, the "Loan Agreement") together with interest on the Principal Amount at a rate equal to the Interest Rate (as defined below).

         This Note is issued to evidence a revolving line of credit from Bank to Maker made pursuant to the terms of the Loan Agreement, together with all other amounts due pursuant to the Loan Agreement and the Loan Documents. This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Note referred to in the Credit Agreement. Bank is entitled to the benefits of certain Security Documents executed in connection with the Loan Agreement. All capitalized terms used herein and not defined shall have the meaning given to them in the Loan Agreement.

         Interest, based upon a three hundred sixty (360) day year and the actual number of days elapsed, shall accrue daily, and is payable on each Interest Payment Date (as defined below), and all accrued and unpaid interest plus the outstanding Principal Amount shall be due on the Termination Date.

         For purposes of this Note, the following terms shall have the meanings indicated:

         Interest Payment Date. (A) with respect to amounts outstanding hereunder that bear interest at the LIBOR Based Rate, on the last day of the relevant Interest Rate Period for all interest accrued through and including such last day of such Interest Rate Period, and (B) with respect to amounts outstanding hereunder that bear interest at the Prime Rate, monthly on the last day of each month for all interest accrued through the last day of such month.

         Interest Rate Period. With respect to amounts outstanding hereunder that bear interest at the LIBOR Based Rate, a period of one, two or three months, such period to be determined at the option of Makers in accordance with the provisions of this Note. The Interest Rate Period selected by Maker must end prior to the Maturity Date.


         LIBOR Business Day. Any Banking Day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.

         LIBOR Based Rate. For any Interest Rate Period, the per annum rate of interest equal to the sum of (a) the applicable LIBOR Rate in effect on the first day of such Interest Rate Period, plus (b) two and one-half percent (2 1/2%).

         LIBOR Rate. Shall mean the rate at which U.S. Dollar deposits are offered by the principal office of designated banks chosen by the British Banker's Association in London, England to prime banks in the London Interbank Market at 11:00 A.M. local London time on the first day of each Interest Rate Period, which rate is displayed on page 3750 of the Telerate Monitor. All computations of interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Bank's determination of the LIBOR Rate shall be deemed conclusive absent manifest error.

         (i) Interest Rate. The entire outstanding Principal Amount of the Note shall accrue interest at the rate provided in clause (A) below, except during such time periods as the rate provided in clause (B) shall apply.

                  (A) interest shall accrue on the Principal Amount outstanding under this note from time to time at the prime rate of Bank (which is the interest rate publicly announced or published from time to time as the prime rate of Bank and may not be the lowest interest rate charged by Bank) (the "Prime Rate") in effect on any given day. The Prime Rate applicable hereunder is adjustable on any date that the Prime Rate changes, regardless of whether Maker has notice of such change.

                  (B) Maker may, by 11:00 am on any LIBOR Banking Day, request that Bank convert the interest rate then accruing on any portion of the Principal Amount to the applicable LIBOR Based Rate in effect on such day, or that Bank make an Advance at the LIBOR Based Rate as more fully set forth below. If Maker elects the LIBOR Based Rate as provided herein, the LIBOR Based Rate will apply to the portion of the Principal Amount designated by Maker for the Interest Rate Period elected by Maker. Any such election must be made by written notice to Bank, provided that (i) such notice is irrevocable, (ii) the Interest Rate Period selected by Maker ends prior to the Maturity Date, (iii) there exists no Default or Event of Default under the Note or the other Loan Documents and (iv) Bank has not given Maker any notice of demand, acceleration or other similar notice in connection with this Note. The Principal Amount shall not be subject to more than five (5) Interest Rate Periods.

                  On the day following the last day of each Interest Rate Period, the LIBOR Based Interest Rate applicable to the Principal Amount shall automatically convert to the Prime Rate unless Maker has (i) given the notice required above prior to 11:00 a.m. of such day, and (ii) the conditions to Maker's option to convert the interest rate to the LIBOR Based Rate as set forth above have been met.

                  Except as specifically provided herein to the contrary, the portion of the Principal Amount specified in the notice provided pursuant to the provisions set forth above shall bear interest at the LIBOR Based Rate so determined from and including the first day of such partial Interest Rate Period to, but not including, the day immediately following the last day of such Interest Rate Period.

         (ii) Unavailability of LIBOR Rate. If at any time Bank determines in good faith that it is not possible to determine the LIBOR Rate, then the Prime Rate shall be used for determining the Interest Rate.

         (iii) LIBOR Rate Unlawful. If it shall be unlawful or impossible for Bank to continue maintaining loans bearing interest at the LIBOR Based Rate, then Bank shall promptly give written notice thereof to Maker (including a description of the circumstances giving rise to such determination), whereupon Bank's obligation to permit the Principal Amount to accrue interest at the LIBOR Based Rate under the Note shall be suspended and interest payable hereunder shall be payable at the Prime Rate, unless Bank may lawfully continue to maintain the Principal Amount at the LIBOR Based Rate until the end of the then current Interest Rate Period, at which time the interest rate shall revert to the Prime Rate. If at any time subsequent to the giving of such notice the Bank determines that, because of a change in circumstances, the LIBOR Based Rate is again available to Maker hereunder, Bank will so advise Maker, and the Principal Amount shall, if Maker so elects, again accrue interest at the LIBOR Based Rate (if applicable pursuant to subsection (i) above) on the first day of the applicable Interest Rate Period.

         (iv) Prepayment:

              (A) All or any portion of the Principal Amount accruing interest at the Prime Rate may be prepaid without penalty at any time.

              (B) All or any portion of the Principal Balance accruing interest at the LIBOR Based Rate may be prepaid at any time, subject to payment of a prepayment premium if the date of prepayment is a date other than the end of an Interest Rate Period, as described in the following paragraph.

                  Maker shall give at least ten (10) Banking Days' prior written irrevocable notice to Bank specifying the amount to be prepaid and the intended date of prepayment, which date of prepayment must not be more than forty-five
(45) days after the date of such notice. The portion of the Principal Balance specified in any such irrevocable notice of prepayment shall, notwithstanding anything to the contrary contained in this Note, be absolutely and unconditionally due and payable on the date specified in such notice. No prepayment premium is payable if prepayment occurs on the last day of an Interest Rate Period. If prepayment does not occur on the last day of an Interest Rate Period, Maker shall pay to Bank, contemporaneously with such prepayment, a prepayment premium equal to the amount of any and all losses, costs and expenses, as well as any loss of anticipated, expected or projected revenues and profits, incurred or suffered by the Bank as a result of such prepayment being made prior to the end of an Interest Rate Period. Bank shall deliver to Maker a statement setting forth the amount and basis of determination of the prepayment premium, if any, due in connection with a prepayment of the Principal Balance in accordance with the provisions of this paragraph. Bank shall make such calculation based upon its reasonable judgment, which calculation shall be binding absent manifest error. No prepayment premium payable under this paragraph shall in any event or under any circumstances be deemed or construed to be a penalty. Any payment of the Principal Amount after Bank has declared the Principal Amount immediately due and payable in accordance with the terms of this Note or the Loan Documents shall be deemed to be a voluntary prepayment for all purposes of this paragraph, and a prepayment premium calculated pursuant to the provisions of this paragraph shall be payable with respect to the portion thereof bearing interest at the applicable LIBOR Based Rate immediately prior to such declaration. Maker and Bank agree that Bank shall not be obligated or required to have actually reinvested the prepaid portion of the Principal Balance in any U.S. Government Treasury Obligations or any other investment as a condition precedent to Maker being obligated to pay a prepayment premium calculated in accordance with the provisions of this paragraph. Maker shall, upon receipt of such statement and contemporaneously with any such prepayment of the Principal Balance, remit to Bank the prepayment premium, if any, due in connection therewith, as calculated pursuant to the provisions of this paragraph. Bank shall not be obligated to accept any prepayment of the Principal Balance unless it is accompanied by the prepayment premium, if any, due in connection therewith as calculated pursuant to the provisions of this paragraph.

              (C) All sums that become due and payable by Maker in accordance with the above provisions shall be and shall under all circumstances be deemed to constitute additional interest on, and shall be evidenced by, this Note.

              (D) All payments hereunder shall be applied in the manner set forth in the Loan Agreement.

         At the Bank's discretion overdue principal and (to the extent permitted under applicable law) interest not paid within ten days after notice to the Maker that the same is due, whether caused by acceleration of maturity or otherwise, shall bear interest until paid at a fluctuating annual rate equal to three (3) percentage points above the Prime Rate.

         It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest permitted to be charged to the Maker under applicable law, but if, notwithstanding, interest in excess of such maximum rate shall be paid hereunder, the excess shall be retained by the holder of this Note as additional cash collateral for the payment of the Loan, unless such retention is not permitted by law, in which case the interest rate on this Note shall be adjusted to the maximum permitted under applicable law during the period or periods that the interest rate otherwise provided herein would exceed such rate.

         All payments of this Note shall be made in lawful money of the United States of America at the Bank's offices at MAC # C7301-031, 1740 Broadway, Denver, Colorado 80274, or at such other place as the Bank may designate to the Maker in writing.

         Time is of the essence hereof. In the event of (i) any default in the payment of principal or interest when due and payable under the terms of this Note, (ii) any Event of Default under the Loan Agreement, or (iii) any default under any other Loan Document, then the whole principal sum plus accrued interest and all other obligations of the Maker to holder, direct or indirect, absolute or contingent, now existing or hereafter arising, shall, at the option of the holder of this Note, become immediately due and payable without notice or demand, and the holder of this Note shall have and may exercise any or all of the rights and remedies provided herein and in the Loan Agreement, and the other Loan Documents, as they may be amended, modified or supplemented from time to time.

         If the Maker fails to pay any amount due under this Note and the Bank has to take any action to collect the amount due or to exercise its rights under the Loan Agreement or the Loan Documents, including without limitation, retaining attorneys for collection of this Note, or if any suit or proceeding is brought for the recovery of all or any part of or for protection of the indebtedness or to foreclose the Loan Documents or to enforce the Bank's rights under the Loan Agreement, or the Loan Documents, then the Maker agrees to pay on demand all costs and expenses of any such action to collect, suit or proceeding, and any appeal of any such action, suit or proceeding, incurred by the Bank, including but not limited to the reasonable fees and disbursements of the Bank's attorneys and their staff.

         The Maker and any endorser hereof waive presentment for payment, protest, notice of dishonor and protest, and consent to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral pursuant to the Loan Agreement, and to the addition or release of any party. No waiver of any payment under this Note shall operate as a waiver of any other payment.

         If any provision in this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provision shall not be in any way affected or impaired in any other jurisdiction.

         No delay or failure of the holder of this Note in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right by the holder hereof, and no exercise of any right or remedy shall be deemed a waiver of any other right or remedy which the holder may have.

         All notices given hereunder shall be given in accordance with the notice provisions of the Loan Agreement.

         At the option of the holder hereof, an action may be brought to enforce this Note in the manner set forth in the Loan Agreement.

         This Note is to be governed by and construed according to the laws of the State of Colorado.

DATED as of the day and year first set forth above.

MAKER:

PENTASTAR COMMUNICATIONS, INC.


By
   ----------------------------------
Name:
     --------------------------------
Its
   ----------------------------------


PENTASTAR ACQUISITION CORP. I


By
   ----------------------------------
Name:
     --------------------------------
Its
   ----------------------------------


PENTASTAR ACQUISITION CORP. II


By
   ----------------------------------
Name:
     --------------------------------
Its
   ----------------------------------


PENTASTAR ACQUISITION CORP. III


By
   ----------------------------------
Name:
     --------------------------------
Its
   ----------------------------------



PENTASTAR ACQUISITION CORP. IV


By
   ----------------------------------
Name:
     --------------------------------
Name:
     --------------------------------
Its
   ----------------------------------

PENTASTAR ACQUISITION CORP. VI


By
   ----------------------------------
Name:
     --------------------------------
Its
   ----------------------------------


PENTASTAR INTERNET, INC.


By
   ----------------------------------
Name:
     --------------------------------
Its
   ----------------------------------


PENTASTAR HOLDING CORPORATION


By
   ----------------------------------
Name:
     --------------------------------
Its
   ----------------------------------




PENTASTAR TELEMARKETING, INC.


By
   ----------------------------------
Name:
     --------------------------------
Its
   ----------------------------------


PENTASTAR CORPORATION


By
   ----------------------------------
Name:
     --------------------------------
Its
   ----------------------------------

                                     RECEIPT


         I hereby state that on _________, 2000, I received the original Promissory Note, dated __________, 2000, payable to the order of Wells Fargo Bank West, N. A. in the principal amount of $10,000,000 from Pentastar Communications, Inc., Pentastar Acquisition Corp. I, Pentastar Acquisition Corp. II, Pentastar Acquisition Corp. III, Pentastar Acquisition Corp. IV, Pentastar Acquisition Corp. VI, Pentastar Internet, Inc., Pentastar Holding Corporation, Pentastar Telemarketing, Inc. and Pentastar Corporation.


                                         WELLS FARGO BANK WEST, N. A.


                                         By:
                                            ----------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

                  Exhibit B to Credit and Security Agreement

                             COMPLIANCE CERTIFICATE

                                 [SEE ATTACHED]

                   Exhibit B to Credit and Security Agreement

                             COMPLIANCE CERTIFICATE

To:         Lynn N. Hout, Wells Fargo Bank West, N.A.

Date:       ______________________________________
Subject:    PentaStar Financial Statements

            In accordance with our Credit and Security Agreement dated as of July 10, 2000 (the "Credit Agreement"), attached are the financial statements (the "Current Financials") of Pentastar Communications, Inc. (the "Parent") as of and for the [quarter]/[fiscal year] ended ______________, ___ (the "Reporting Date"). All terms used in this certificate have the meanings given in the Credit Agreement.

            The undersigned hereby certifies that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present Parent's financial condition and the results of its operations as of the date thereof.

            Events of Default. (Check one):

         o The undersigned has no knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

         o The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

            Financial Covenants. The undersigned hereby certifies as follows:

         1. Minimum Current Ratio. Pursuant to Section 6.11 of the Credit Agreement, as of the Reporting Date, the Parent's consolidated Current Ratio was _____ to 1.00 which [ ] satisfies [ ] does not satisfy the requirement that such ratio be no less than 1.5 to 1.00 on the Reporting Date. For purposes hereof:

            a. Parent's consolidated current assets equals $____________; and

            b. Parent's consolidated current liabilities (excluding the outstanding principal balance of the Note and the Merrill Lynch Long Term Debt) equals $__________.

         2. Total Leverage Ratio. Pursuant to Section 6.12 of the Credit Agreement, as of the Reporting Date, the Total Leverage Ratio was _____ to 1.00 which [ ] satisfies [ ] does not satisfy the requirement that such ratio not exceed 1.5 to 1.00 on the Reporting Date. For purposes hereof(1):

            1. Parent's total consolidated Funded Debt equals: $__________;

            2. Parent's consolidated EBITDA equals $__________, consisting of
            (i) pretax earnings from continuing operations ($__________), (ii) Interest Expense ($__________) and (iii) depreciation, depletion, and amortization of tangible and intangible assets ($__________), before (a) special extraordinary gains ($__________) and losses ($__________) and (b) minority interests ($__________), plus corporate overhead annualized based on the level incurred in the most recent quarter ($__________).

            3. For each Borrower, the calculations set forth in the following table are true:

-----------------------------------------------------------------------------------------------------------------------------------
                                                                         SPECIAL        SPECIAL        MINORITY       ANNUALIZED
                                   PRETAX      INTEREST   DEPRECIATION   EXTRA-ORDINARY EXTRA-ORDINARY INTERESTS*     CORP
BORROWER               EBITDA*     EARNINGS*   EXPENSE*   ETC.*          GAINS*         GAINS*                        OVERHEAD*
---------------------- ----------- ----------- ---------- -------------- -------------- -------------- -------------- -------------
Pentastar              $_____      $_____      $_____     $_____         $_____         $____          $_____         $_____
Communications, Inc.
---------------------- ----------- ----------- ---------- -------------- -------------- -------------- -------------- -------------
Pentastar              $_____      $_____      $_____     $_____         $_____         $____          $_____         $_____
Acquisition Corp. I
---------------------- ----------- ----------- ---------- -------------- -------------- -------------- -------------- -------------
Pentastar              $_____      $_____      $_____     $_____         $_____         $____          $_____         $_____
Acquisition Corp. II
---------------------- ----------- ----------- ---------- -------------- -------------- -------------- -------------- -------------
Pentastar              $_____      $_____      $_____     $_____         $_____         $____          $_____         $_____
Acquisition Corp. III
---------------------- ----------- ----------- ---------- -------------- -------------- -------------- -------------- -------------
Pentastar              $_____      $_____      $_____     $_____         $_____         $____          $_____         $_____
Acquisition Corp. IV
---------------------- ----------- ----------- ---------- -------------- -------------- -------------- -------------- -------------
 Pentastar             $_____      $_____      $_____     $_____         $_____         $____          $_____         $_____
Acquisition Corp. VI
---------------------- ----------- ----------- ---------- -------------- -------------- -------------- -------------- -------------
Pentastar Internet,    $_____      $_____      $_____     $_____         $_____         $____          $_____         $_____
Inc.
---------------------- ----------- ----------- ---------- -------------- -------------- -------------- -------------- -------------
Pentastar Holding      $_____      $_____      $_____     $_____         $_____         $____          $_____         $_____
Corporation
---------------------- ----------- ----------- ---------- -------------- -------------- -------------- -------------- -------------
Pentastar              $_____      $_____      $_____     $_____         $_____         $____          $_____         $_____
Telemarketing, Inc.
---------------------- ----------- ----------- ---------- -------------- -------------- -------------- -------------- -------------
Pentastar Corporation  $_____      $_____      $_____     $_____         $_____         $____          $_____         $_____
---------------------- ----------- ----------- ---------- -------------- -------------- -------------- -------------- -------------


* FOR THE MOST RECENTLY COMPLETED FOUR FISCAL QUARTERS.

                  Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These and all other computations made in connection herewith were made in accordance with GAAP.


----------------
(1) For purposes of all calculations below, EBITDA shall be calculated as if all assets acquired (including without limitation acquisitions of stock) on any date during the period of determination were acquired on the first day in such period of determination, and all assets sold (including without limitation dispositions of stock) on any date during the period of determination were sold on the first day in such period of determination, in each case with costs adjusted to the levels that any Borrower will incur.

PENTASTAR COMMUNICATIONS, INC.


By
  ---------------------------------
     Its Chief Financial Officer

                 Schedule 5.1 to Credit and Security Agreement

                                 [SEE ATTACHED]

                                   EXHIBIT 5.1

                                    PRINCIPAL PLACE
BORROWER                            OF BUSINESS               OTHER LOCATIONS      OTHER BUSINESS NAMES
PentaStar Communications, Inc.      4640 E. Elwood St.        1522 Blake Street    Optimal Communications, Inc.
EIN 84-1502003                      Suite #16                 Denver, CO 80202     ParTel, Inc
Jurisdiction of Incorp:  DE         Phoenix, AZ 85040
                                    (ParTel Division)

PentaStar Internet, Inc.            1522 Blake Street         N/A                  N/A
EIN 84-1518608                      Denver, CO 80202
Jurisdiction of Incorp:  DE

PentaStar Corporation               1743 W. Quincy Ave.       8455 Highway 261     Telecomm Industries Corp.
EIN 84-1542925                      Suite 143                 Newburgh, IN 47630
Jurisdiction of Incorp:  CO         Naperville, IL 60540
                                                              806 Cedar Parkway
                                                              Schererville, IN 46375

                                                              401 Colfax Avenue
                                                              Suite 308
                                                              South Bend, IN 46617

                                                              2508 N. Richmond St.
                                                              Appleton, WI 54911

                                                              311 West Superior
                                                              Suite 402
                                                              Chicago, IL 60610

                                                              6631 Commerce Pkwy.
                                                              Suite L
                                                              Dublin, OH 43017
                                                              (Franklin County)

                                                              741 Congress Park Drive
                                                              Dayton, OH 45459
                                                              (Montgomery County)

                                                              941 Ashwaubenon Street
                                                              Suite D
                                                              Green Bay, WI 54307

                                                              1200 Resource Drive
                                                              Brooklyn Heights, OH 44131
                                                              (Cuyahoga County)

                                                              8450 Westfield Blvd.
                                                              Suite 100
                                                              Indianapolis, IN 46240

                                                              11838 Capital Way
                                                              Louisville, KY 40299

                                                              9310 Progress Parkway
                                                              Mentor, OH 44060
                                                              (Lake County)

                                    PRINCIPAL PLACE
BORROWER                            OF BUSINESS                  OTHER LOCATIONS          OTHER BUSINESS NAMES
PentaStar Acquisition Corp. I       7076 S. Alton Way            6th South Tejon          DMA Ventures, Inc. dba Access
EIN 84-1518609                      Bldg. A                      Suite 680                Communications
Jurisdiction of Incorp:  DE         Englewood, CO 80112          Colorado Springs,OC      Mergerco 1, Inc.
                                                                 CO 80903

PentaStar Acquisition Corp. II      4122 128th Ave. SE           12300 S E Mallard Way    ICM Communications
EIN 84-1518610                      Suite 300                    Suite 250                Integration, Inc.
Jurisdiction of Incorp:  DE         Bellevue, WA 98006           Milwaukie, OR 97222      OC Mergerco 2, Inc.

PentaStar Acquisition Corp. III     4122 128th Ave. SE           N/A                      Network Communications, Inc.
EIN 84-1525015                      Suite 300                                             OC Mergerco 3, Inc.
Jurisdiction of Incorp:  DE         Bellevue, WA 98006

PentaStar Acquisition Corp. IV      745 Atlantic Ave.            300 Metrocenter Blvd.    US TeleCenters, Inc.
EIN 84-1534698                      Boston, MA 02111             Warwick, RI 02886        Vermont Network Services Corp.
Jurisdiction of Incorp:  DE                                                               VSI Network Solutions, Inc.
                                                                 233 Stevens Street       Eastern Telecom, Inc.
                                                                 Hyannis, MA 02601        OC Mergerco 4, Inc.
                                                                 (Barnstable County)

                                                                 60 K Street South
                                                                 Boston, MA 02127
                                                                 (Suffolk County)

                                                                 803 Summer St.
                                                                 South Boston, MA 02110
                                                                 (Suffolk County)

                                                                 270 Bridge Street
                                                                 Suite 304
                                                                 Dedham, MA 02026
                                                                 (Norfolk County)

                                                                 230 Washington Avenue
                                                                 Extension
                                                                 Albany, NY 12203
                                                                 (Albany County)

                                                                 22 Scaled Avenue
                                                                 Rutland, VT 05701

                                                                 13 Kilburn Street
                                                                 Burlington, VT 05401

                                                                 142 Boynton Avenue
                                                                 Plattsburgh, NY 12901
                                                                 (Clinton County)

PentaStar Acquisition Corp. VI      7950 Dublin Blvd.,            N/A                     Resource Communications, Inc.
EIN 84-1539525                      Suite 101
Jurisdiction of Incorp:  DE         Dublin, CA 94568

PentaStar Telemarketing, Inc.       745 Atlantic Ave.             233 Stevens Street      US TeleCenters, Inc.
EIN 84-1534696                      Boston, MA 02111              Hyannis, MA 02601
Jurisdiction of Incorp:  DE

PentaStar Holding Corp.             1522 Blake Street             N/A                     N/A
EIN 84-1524727                      Denver, CO 80202
Jurisdiction of Incorp:  DE

                  Schedule 5.4 to Credit and Security Agreement

                                 [SEE ATTACHED]

                                   Exhibit 5.4

                                  Subsidiaries

PentaStar Communications, Inc.
     o   PentaStar Acquisition Corp. I
     o   PentaStar Acquisition Corp. II
     o   PentaStar Acquisition Corp. III
     o   PentaStar Acquisition Corp. IV
     o   PentaStar Acquisition Corp. VI
     o   PentaStar Internet, Inc.
     o   PentaStar Holding Corporation
     o   PentaStar Telemarketing, Inc.
     o   PentaStar Corporation

PentaStar Acquisition Corp. I - None

PentaStar Acquisition Corp. II - None

PentaStar Acquisition Corp. III - None

PentaStar Acquisition Corp. IV - None

PentaStar Acquisition Corp. VI - None

PentaStar Internet, Inc. - None

PentaStar Holding Corporation - None

PentaStar Telemarketing Inc. - None

PentaStar Corporation - None

                 Schedule 5.17 to Credit and Security Agreement

                               Recent Acquisitions

                                 [SEE ATTACHED]

                                  Exhibit 5.17

                                  Acquisitions

1. DMA Ventures, Inc., dba Access Communications
     a. Acquired by PentaStar Acquisition Corp. I, fka OC Mergerco 1, Inc.
     b. Acquired by merger. Closed on October 26, 1999.

2. ICM Communications Integration, Inc.
     a. Acquired by PentaStar Acquisition Corp. II, fka OC Mergerco 2, Inc.
     b. Acquired by merger. Closed on October 26, 1999.

3. NCI Communications, Inc.
     a. Acquired by PentaStar Acquisition Corp. III, fka OC Mergerco 3, Inc.
     b. Acquired by asset purchase. Closed on February 22, 2000.

4. USTeleCenters, Inc. and Vermont Network Services Corporation
     a. Acquired by PentaStar Acquisition Corp. IV, fka OC Mergerco 4, Inc.
     b. Acquired by asset purchase. Closed on February 18, 2000.

5. ParTel, Inc.
     a. Acquired by PentaStar Communications, Inc.
     b. Acquired by merger. Closed on March 17, 2000.

6. Resource Communications, Inc.
     a. Acquired by PentaStar Acquisition Corp. VI
     b. Acquired by merger. Closed on March 31, 2000.

7. VSI Network Solutions, Inc. dba Eastern Telecom, Inc.
     a. Acquired by PentaStar Acquisition Corp. IV, fka OC Mergerco 4, Inc.
     b. Acquired by asset purchase. Closed on May 18, 2000.

8. Telecomm Industries, Inc. (closing to be completed)
     a. Acquired by PentaStar Corporation.
     b. Acquired by asset purchase.

                  Schedule 7.1 to Credit and Security Agreement

                                 [SEE ATTACHED]

                                   Exhibit 7.1

                           Existing Security Interests

1. BancBoston Leasing, Inc. as secured party under lease agreement with US TeleCenters, Inc. nka PentaStar Acquisition Corp. IV for office equipment as scheduled on Exhibit 7.2.

2. Rockford Industries, Inc. as secured party under lease agreement with US TeleCenters, Inc. nka PentaStar Acquisition Corp. IV for office equipment as scheduled on Exhibit 7.2.

3. Newcourt Communications Finance Corporation as secured party under lease agreement with US TeleCenters, Inc. nka PentaStar Acquisition Corp. IV for computer equipment as scheduled on Exhibit 7.2.

4. Imperial Business Credit, Inc. (assignee of lessor) as secured party under lease agreement with ParTel, Inc. nka PentaStar Communications, Inc. for computer equipment as scheduled on Exhibit 7.2.

                  Schedule 7.2 to Credit and Security Agreement

                                 [SEE ATTACHED]

                                   Exhibit 7.2

                                  Indebtedness

1. Capital Lease Agreement with BancBoston Leasing, Inc.         $32,168

2. Capital Lease Agreement with Rockford Industries, Inc.        $75,497

3. Capital Lease Agreement with Newcourt Communications          $31,159
         Finance Corporation

4. Capital Lease Agreement with Alliance Capital Funding         $10,604
         Corporation